SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2007

HEARTLAND OIL AND GAS CORP.
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(Exact Name of Registrant as Specified in Charter)

Nevada	000-32669	91-1918326
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(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

12603 Southwest Freeway, Suite 285
Houston, Texas 77477
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(Address of Principal Executive Offices)

(713) 231-0300
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(Registrant’s Telephone Number, including area code)

Section 8.     Other Events.

On September 30, 2007, the Registrant completed the change of its principle business address from 1625 Broadway, Suite 1480, Denver, CO 80202 to 12603 Southwest Freeway, Suite 285, Houston, Texas 77477. The Registrant will be occupying a portion of the office space that is currently being leased by its majority shareholder and parent company, Universal Property Development and Acquisition Corporation (“UPDA”). The Registrant currently will not pay rent to UPDA but may in the future enter into a sub-lease arrangement. The Registrant believes that its current office space will be sufficient to satisfy its business needs for the foreseeable future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Heartland Oil and Gas Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL & GAS CORP.

By:	/s/ Steven A. Fall
Steven A. Fall
CEO and President